Exhibit 5.1
[LETTERHEAD OF CLIFFORD CHANCE US LLP]

February 14, 2012

Retail Opportunity Investments Corp.
81 Main Street
White Plains, New York 10601

Ladies and Gentlemen:

We have acted as counsel to Retail Opportunity Investments Corp., a Maryland corporation (the "Company"), in connection with the post-effective amendment on Form S−3 to the registration statement on Form S-1/MEF, as amended (File No. 333- 146777) (the "Registration Statement"),  filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and in connection with the offer and sale by the Company of up to 41,400,000 shares (the "Shares") of its common stock, par value $0.0001 per share (the "Common Stock"), upon the exercise of the Company's 41,400,000 warrants, each warrant entitling the holder thereof to purchase one share of the Company's Common Stock (the "Warrants").

In rendering the opinion expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate. As to factual matters relevant to the opinion set forth below, we have, with your permission, relied upon certificates of officers of the Company and public officials.

Based on the foregoing, and such other examination of law as we have deemed necessary, we are of the opinion that upon (i) the issuance of the Shares upon the exercise of the Warrants by the holders thereof and (ii) the receipt by the Company of consideration for the Shares, in each case in accordance with the terms of the Warrants, the Shares will be legally issued, fully paid, and non-assessable.

The opinion set forth in this letter relates only to the Maryland General Corporation Law, and we express no opinion as to the laws of another jurisdiction and we assume no responsibility for the applicability or effect of the law of any other jurisdiction.

We consent to the filing of this opinion in the prospectus which is a part of the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement.  In giving this consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Clifford Chance US LLP